Draft Dated
06/19/96, 2:08pm





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                                    ----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                May 20, 1996
                                                ----------------------------


                          STARLIGHT ACQUISITIONS, INC.
               (Exact name of registrant as specified in charter)


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

                   Colorado                                33-28562                          84-1107575
(State or other jurisdiction of Incorporation)     (Commission File Number)       (IRS Employer Identification No.)
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                  1328 Starwood Lane, Evergreen, Colorado 80439
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:             (303) 674-8953
                                                   ---------------------------




     (Former name or former address, if changed since last report)


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Item 5. Other Material Information

     Regulation S Offering. On May 20, 1996, Starlight consummated an offering of 563,141 shares (the "Shares") of common stock pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The offering price was $.20 per Share.
     Change in Transfer Agent. Starlight has appointed as transfer agent Stock Transfer Company of America, Inc. ("STCA"). STCA's mailing address is P.O. Box 796277, Dallas, Texas 75379. Its office address is 1770 Preston Road, Dallas, Texas 75252. Its telephone number is (214) 733-3060 and its telecopy number is
(214) 733-3048. The contact person at STCA is Veronica R. Chowdhury, Vice President of Operations.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           STARLIGHT ACQUISITION, INC.
                                           (Registrant)



Date: June 19, 1996                        By: /s/ Robert  Jeffcock
                                               ---------------------
                                               Robert Jeffcock
                                               Chief Executive Officer and
                                               Chief Financial Officer




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